Bookham Reports Second Quarter 2009 Results
Bookham Maintains Cash Balances on Lower Revenues
SAN JOSE, Calif., – January 27, 2009 – Bookham, Inc. (Nasdaq: BKHM), a leading provider of optical components, modules and subsystems, today announced financial results for the second quarter of its fiscal year 2009, ended December 27, 2008.
Second Quarter Fiscal 2009 GAAP Results
Revenue for the second quarter of fiscal 2009 was $50.2 million, compared with $66.5 million in the first quarter of fiscal 2009, and $59.0 million in the second quarter of fiscal 2008. Revenues for the second quarter of fiscal 2009 excluded (i) $4.1 million for products that were shipped to Nortel Networks, a major customer, but for which payment was not received prior to its bankruptcy filing on January 14, 2009, and (ii) $1.3 million for products that were shipped to a contract manufacturer for which payment may not be received as a result of the Nortel Networks bankruptcy filing. As a result, an aggregate of $5.4 million in revenue has been deferred. Revenues for the second quarter of fiscal 2009 would have been $55.6 million if these revenues had not been deferred.
Gross margin for the second quarter of fiscal 2009 was 17 percent, compared to gross margin of 25 percent in the first quarter of fiscal 2009, and gross margin of 23 percent in the second quarter of fiscal 2008. Gross margin for the second quarter of fiscal 2009 would have been 25 percent, if an aggregate of $5.4 million in revenue had not been deferred as described above.
Net loss in the second quarter of fiscal 2009 was $6.5 million, or net loss of $0.06 per share compared with net income of $2.2 million, or net income of $0.02 per share, in the first quarter of fiscal 2009 and a net loss of $5.2 million, or net loss of $0.06 per share, in the second quarter of fiscal 2008. Included in second quarter fiscal 2009 net loss is a non-cash gain of $9.9 million from the translation to United States dollars of foreign currency denominated balances on the balance sheets certain of the Company’s foreign subsidiaries and a non-cash charge of $7.9 million from the preliminary assessment of an impairment of goodwill.
Cash, cash equivalents, short term investments and restricted cash at December 27, 2008 were $44.7 million, an increase of $1.5 million from $43.2 million at September 27, 2008.
Second Quarter Fiscal 2009 Non-GAAP Results
Adjusted EBITDA for the second quarter of fiscal 2009 was negative $3.6 million compared to positive $2.2 million in the first quarter of fiscal 2009, and positive $0.3 million in the second quarter of fiscal 2008. Adjusted EBITDA for the second quarter of fiscal 2009 would have been positive $1.8 million, if an aggregate of $5.4 million in revenue had not been deferred as described above.
Non-GAAP gross margin was 19 percent for the second quarter of fiscal 2009, and excludes $0.3 million of stock-based compensation and $0.4 million of one-time charges in connection with the transfer of photonics manufacturing operations from San Jose to Shenzhen, China. This compares to non-GAAP gross margin of 26 percent in the first quarter of fiscal 2009, and non-GAAP gross margin of 24 percent in the second quarter of fiscal 2008. Non-GAAP gross margin for the second quarter of fiscal 2009 would have been 27 percent, if an aggregate of $5.4 million in revenue had not been deferred as described above.
Non-GAAP net income for the second quarter of fiscal 2009 was $3.0 million, or non-GAAP net income of $0.03 per share. This compares with a non-GAAP net income of $4.7 million, or non-GAAP net income of $0.05 per share, in the first quarter of fiscal 2009 and a non-GAAP net loss of $1.1 million, or a non-GAAP net loss of $0.01 per share, in the second quarter of fiscal 2008.
A reconciliation table of non-GAAP measures to the most comparable GAAP measures is included in the financial tables section of this release and further discussion of these measures is also included later in this release.
Non-cash stock and option-based compensation expense for the second quarter of fiscal 2009, first quarter of fiscal 2009 and second quarter of fiscal 2008 were $1.0 million, $1.2 million and $2.7 million, respectively.

- Page 1 -

Bookham Reports Second Quarter 2009 Results
“We improved our cash balances from the prior quarter during these challenging economic conditions. We will continue to actively manage our cost structure while maintaining our focus on product innovation and improved operational performance,” said Alain Couder, president and CEO of Bookham, Inc. “In a separate press release issued today we announced the proposed business combination of Bookham and Avanex Corporation. Upon completion, the new company will offer the largest product portfolio for the metro and long-haul markets. We also expect the merger to result in improved financial performance quicker than if either company remained as stand-alone entity. We believe this combination represents a compelling value proposition for our customers, our employees and investors who will see a more competitive company better able to succeed even in a difficult economy.”
Third Quarter Fiscal 2009 Outlook
For the third quarter of fiscal 2009, ending March 28, 2009, the Company expects
•	Revenue in the range of $43 million to $50 million

•	Non-GAAP gross margin between 15 percent and 22 percent, which excludes stock-based compensation

•	Adjusted EBITDA of negative $6.5 million to negative $1.5 million
The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this release for a description of certain important risk factors that could cause actual results to differ, and refer to Bookham’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of the risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to restructuring and related costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of goodwill and other long-lived assets, extraordinary items, as well as the expensing of stock options and restricted stock grants under SFAS 123R.
Conference Call
Bookham will report financial results for the second quarter of fiscal 2009 today at 2:00 p.m. PT/5:00 p.m. ET. To listen to the live conference call, please dial (480) 248-5081. A replay of the conference call will be available through February 3, 2009. To access the replay, dial (303) 590-3030. The conference code for the replay is 3965637. A webcast of this call will be available in the investors section of Bookham’s website at www.bookham.com.
About Bookham
Bookham, Inc. is a leading provider of high performance optical products, spanning from components to advanced subsystems. The Company designs and manufactures a broad range of solutions tailored for the telecommunications optical infrastructure and other selected markets, including industrial, life sciences, semiconductor, and scientific. The Company utilizes proprietary core technologies and a vertically integrated manufacturing organization to provide its customers with cost-effective and innovative devices, as well as flexible, scalable product delivery. Bookham is a global company, headquartered in San Jose, Calif., with leading-edge chip fabrication facilities in the U.K. and Switzerland and manufacturing sites in the U.S.A. and China.
Bookham and all other Bookham, Inc. product names and slogans are trademarks or registered trademarks of Bookham, Inc. in the U.S.A. or other countries.
Safe Harbor Statement
Any statements in this announcement about the future expectations, plans or prospects of Bookham, including statements containing the words “believe,” “plan,” “anticipate,” “expect,” “estimate,” “will,” “should,” “ongoing” and similar expressions; and references to future operating income (loss), future cash flow from operations, future revenues and the ability collect revenues in the future that were deferred in the second quarter of FY 2009, improved financial performance as a result of the merger with Avanex and information set forth under the caption “Third Quarter Fiscal 2009 Outlook,” constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the impact of continued uncertainty in world financial markets and the resulting reduction in demand for our products, the

- Page 2 -

Bookham Reports Second Quarter 2009 Results
impact of the filing for bankruptcy on Nortel’s ability to pay for existing products and its demand for products in the future, the lack of availability of credit, continued demand for optical components, changes in inventory and product mix, degradation in the exchange rate of the United States dollar relative to the currencies of the U.K., China and Switzerland, the continued ability of Bookham to maintain requisite financial resources and risks relating to the consummation of the contemplated merger, including the risk that required stockholder approval might not be obtained in a timely manner or at all or that other closing conditions are not satisfied, the failure to realize synergies and cost-savings from the transaction or delay in realization thereof, the business or the employees of the combined companies not be combined and integrated successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected and operating costs and business disruption following the merger. Additional factors that can cause the results to materially differ than those described in the forward-looking statements can be found in the most recent annual report on Form 10-K and most recent quarterly reports on Form 10-Q and other periodic reports filed by Bookham and Avanex. The forward-looking statements included in this announcement represent Bookham’s view as of the date of this release. Bookham anticipates that subsequent events and developments may cause Bookham’s views to change. However, Bookham disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release. Those forward-looking statements should not be relied upon as representing Bookham’s views as of any date subsequent to the date of this announcement.
Non-GAAP Financial Measures
To provide investors with the opportunity to use the same financial metrics as management to evaluate the Company’s performance, the Company provides certain supplemental non-GAAP financial measures, including: 1) non-GAAP net income/loss excluding non-cash stock and option-based compensation, charges such as impairment and restructuring, income taxes, and expenses or income from certain legal actions, settlements and related costs outside the ordinary course of business; 2) a measure of Adjusted EBITDA, that also excludes these charges, plus, among others, the impact of net interest income/expense, depreciation and amortization, impairment of short-term investments and net foreign currency translation gain/loss; and 3) non-GAAP operating loss that excludes amortization of intangible assets, non-cash stock and option-based compensation, charges such as impairment and restructuring, and expenses or income from certain legal actions, settlements and related costs outside the normal course of business. These are made available to investors to allow them the opportunity to use the same financial metrics as management to evaluate the Company’s performance. Bookham also believes these non-GAAP measures enhance the comparability and transparency of results for the periods reported. These measures should be considered in addition to results prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), but should not be considered a substitute for, or superior to, GAAP results.
Non-GAAP Net Income/Loss
Non-GAAP net income/loss is calculated as net income/loss excluding the impact of restructuring and severance costs, non-cash compensation related to stock and options granted to employees and directors, income taxes, impairment charges and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. The Company evaluates its performance using, among other things, non-GAAP net income/loss in evaluating the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.” The Company believes its “core operating performance” represents the Company’s on-going performance in the ordinary course of its operations. Accordingly, management excludes from “core operating performance” those items, such as impairment charges, income taxes, restructuring and severance programs and costs relating to specific major projects which are non-recurring, expenses or income from certain legal actions, settlements and related costs, as well as non-cash compensation related to stock and options. Management does not believe these items are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP net income/loss.
The Company believes that providing non-GAAP net income/loss to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The Company further believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core financial performance. Additionally, non-GAAP net income/loss has historically been presented

- Page 3 -

Bookham Reports Second Quarter 2009 Results
by the Company as a complement to net loss, thus increasing the consistency and comparability of the Company’s earnings releases. The non-GAAP adjustments, and the basis for excluding them, are discussed further below.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Non-GAAP net income/loss should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP net income/loss used by other companies. The GAAP measure most directly comparable to non-GAAP net income/loss is net income/loss. A reconciliation of non-GAAP net income/loss to GAAP net income/loss is set forth in the schedules below.
Adjusted EBITDA
Adjusted EBITDA is calculated as net income/loss excluding the impact of taxes, net interest income/expense, depreciation and amortization, net foreign currency translation gains/losses, as well as restructuring and severance, impairment, non-cash compensation related to stock and options, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. The Company uses Adjusted EBITDA in evaluating the Company’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from the Company’s core operations. The Company believes that by excluding these non-cash and non-recurring charges, more accurate expectations of our future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented.
Management does not believe the excluded items are reflective of the Company’s ongoing operations and accordingly excludes those items from Adjusted EBITDA. The Company believes that providing Adjusted EBITDA to its investors, in addition to corresponding GAAP cash flow measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions that impact the Company’s cash position and understanding how the cash position may look in the future. The Company further believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core cash position.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) in the United States. Adjusted EBITDA should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. The GAAP measure most directly comparable to Adjusted EBITDA is net income/loss. A reconciliation of Adjusted EBITDA to GAAP net income/loss is set forth in the financial schedules section below.
Non-GAAP Gross Margin Rate
Non-GAAP gross margin rate is calculated as gross margin rate as determined in accordance with GAAP (gross profit as a percentage of revenues) excluding non-cash compensation related to stock and options; and certain other significant non-recurring one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below.
The Company evaluates its performance using non-GAAP gross margin rate to assess the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.” The Company believes its “core operating performance” represents the Company’s on-going performance in the ordinary course of its operations. Accordingly, management excludes from “core operating performance” those items such as non-cash compensation related to stock and options; and certain other significant non-recurring one-time charges and credits specifically identified. Management does not believe these items are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP gross margin rate.

- Page 4 -

Bookham Reports Second Quarter 2009 Results
The Company believes that providing non-GAAP gross margin rate to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The Company further believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core financial performance. The non-GAAP adjustments, and the basis for excluding them, are discussed further below.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Non-GAAP gross margin rate should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP gross margin rate used by other companies. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. A reconciliation of non-GAAP gross margin rate to GAAP gross margin rate is set forth in the schedules below.
Non-GAAP Operating Loss
Non-GAAP operating loss is calculated as operating loss excluding the impact of amortization of intangible assets in connection with the purchase accounting for its acquisition of numerous companies and businesses prior to its fiscal year ended July 3, 2004, restructuring and severance costs, non-cash compensation related to stock and options granted to employees and directors, impairment charges, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. The Company evaluates its performance using, among other things, non-GAAP operating loss in evaluating the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.” The Company believes its “core operating performance” represents the Company’s on-going performance in the ordinary course of its operations. Accordingly, management excludes from “core operating performance” those items such as restructuring and severance programs and costs relating to specific major projects which are non-recurring, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairment charges, as well as non-cash compensation related to stock and options. Management does not believe these items are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP operating loss.
The Company believes that providing non-GAAP operating loss to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The Company further believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core financial performance. The non-GAAP adjustments, and the basis for excluding them, are discussed further below.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Non-GAAP operating loss should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP operating loss used by other companies. The GAAP measure most directly comparable to non-GAAP operating loss is operating loss. A reconciliation of non-GAAP operating loss to GAAP operating loss is set forth in the schedules below.
Furthermore, similar non-GAAP measures to those referenced above have historically been presented by the Company as a complement to its GAAP presentation. The non-GAAP adjustments, and the basis for excluding them, are discussed further below.
Stock-Based Compensation
The Company incurs certain non-cash expenses, which are included in its GAAP statement of operations, for stock-based compensation in accordance with the requirements of SFAS No. 123R, Share-Based Payment. The Company excludes this item, for the purposes of calculating non-GAAP net income (loss), Adjusted EBITDA, non-GAAP gross margin rate and non-GAAP operating loss when it evaluates the continuing core operational

- Page 5 -

Bookham Reports Second Quarter 2009 Results
performance of the Company. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.
Restructuring and Severance Activities
The Company has incurred expenses, which are included in its GAAP statement of operations, primarily due to the write-down of certain property and equipment that has been identified for disposal, workforce related charges such as severance, benefits and employee relocation costs related to formal restructuring plans, termination costs and building costs for facilities not required for ongoing operations, and costs related to the relocation of certain facilities and equipment from buildings which the Company has disposed of or plans to dispose of. The Company excludes these items, for the purposes of calculating non-GAAP net income/loss, Adjusted EBITDA and non-GAAP operating loss, when it evaluates the continuing operational performance of the Company. The Company does not believe that these items reflect expected future operating expenses nor does it believe that they provide a meaningful evaluation of current versus past core operational performance.
Certain Legal Actions, Settlement and Related Costs
In the first quarter of fiscal 2009, the Company recorded a gain, net of costs incurred, related to the settlement of a legal action against a third party in connection with land sold by the Company in 2006, net of insurance recoveries, both of which are included in its GAAP statement of operations. The Company excludes these items for the purposes of calculating non-GAAP net income/loss, Adjusted EBITDA and non-GAAP operating loss when it evaluates the continuing performance of the Company. The Company does not believe that these items reflect expected future expenses nor does it believe they provide a meaningful evaluation of current versus past core operational performance.
Amortization of Intangible Assets
In connection with the purchase accounting for its acquisition of numerous companies and businesses prior to its July 3, 2004 fiscal year end, the Company recorded intangible assets which are being amortized to operating expenses over their useful lives. The Company excludes the amortization of intangible assets for the purposes of calculating non-GAAP operating loss and Adjusted EBITDA when it evaluates the continuing core operational performance of the Company. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.
Foreign Currency Translation Gains/Losses
The Company records gains and losses related to the translation of intercompany balances denominated in currencies other than the functional currencies of the Company’s local legal entities, the translation of certain other ending balance sheet accounts denominated in currencies other than the functional currencies of the Company’s local legal entities, and contracts entered into to mitigate the exposure to these translation gains and losses. The Company excludes this item, for the purposes of calculating Adjusted EBITDA, when it evaluates the cash usage and prospective cash usage of the Company. Management does not believe this excluded item is reflective of its ongoing operations.
Goodwill Impairment
As part of the Company’s preparation of its financial statements for the second fiscal quarter of 2009, the Company has preliminarily determined that the value of its goodwill is impaired. Based on the results of that preliminary evaluation, the Company recorded a non-cash impairment charge of $7.9 million in response to economic conditions and related impacts on the Company’s market capitalization that comprise a triggering event. The Company excludes this item for the purposes of calculating non-GAAP net income/loss, Adjusted EBITDA and non-GAAP operating loss when it evaluates the continuing performance of the Company. The Company does not believe that this item reflects expected future expenses nor does it believe they provide a meaningful evaluation of current versus past core operational performance.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. The GAAP measure most directly

- Page 6 -

Bookham Reports Second Quarter 2009 Results
comparable to non-GAAP net income/loss is net income/loss. The GAAP measure most directly comparable to Adjusted EBITDA is net income/loss. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating loss is operating loss. A reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.
Bookham, Inc. Contact
Jerry Turin
Chief Financial Officer
(408) 383-1400
ir@bookham.com
Investor and Media Contact
Jim Fanucchi
Summit IR Group Inc.
(408) 404-5400
ir@bookham.com
Additional Information and Where to Find It
In connection with the proposed business combination involving Bookham and Avanex, the companies plan to file documents with the SEC, including the filing by Bookham of a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of Bookham and Avanex plan to file with the SEC other documents regarding the proposed transaction. Investors and security holders of Bookham and Avanex are urged to carefully read the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Bookham and Avanex because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov and by contacting Bookham Investor Relations at (408) 404-5400 or Avanex Investor Relations at (510) 897-4188. Investors and security holders may obtain free copies of the documents filed with the SEC on Bookham’s website at www.bookham.com or Avanex’s website at www.avanex.com or the SEC’s website at www.sec.gov. Bookham, Avanex and their respective directors and executive officers may be deemed participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus described above. Additional information regarding the directors and executive officers of Bookham is also included in Bookham’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on September 18, 2008, and additional information regarding the directors and executive officers of Avanex is also included in Avanex’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on October 14, 2008, respectively.

- Page 7 -

BOOKHAM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	December 27, 2008	June 28, 2008
ASSETS
Current assets:
Cash and cash equivalents	$35,296	$32,863
Short-term investments	8,894	17,845
Restricted cash	513	1,154
Accounts receivable, net	33,119	45,665
Inventories	58,448	59,612
Prepaid expenses and other current assets	4,842	6,007

Total current assets	141,112	163,146

Goodwill	—	7,881
Other intangible assets, net	6,191	7,829
Property and equipment, net	32,509	32,962
Other non-current assets	274	272

Total assets	$180,086	$212,090

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,402	$21,501
Accrued expenses and other liabilities	21,245	20,789

Total current liabilities	36,647	42,290

Other long-term liabilities	1,821	1,336
Deferred gain on sale-leaseback	14,019	19,402

Total liabilities	52,487	63,028

Stockholders’ equity:
Common stock	1,009	1,007
Additional paid-in capital	1,165,695	1,163,598
Accumulated other comprehensive income	24,742	44,036
Accumulated deficit	(1,063,847)	(1,059,579)

Total stockholders’ equity	127,599	149,062

Total liabilities and stockholders’ equity	$180,086	$212,090

- Page 8 -

BOOKHAM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 27, 2008	September 27, 2008	December 29, 2007
Revenues	$50,204	$66,531	$58,956
Cost of revenues	41,499	49,902	45,522

Gross profit	8,705	16,629	13,434

Operating expenses:
Research and development	6,897	7,935	8,168
Selling, general and administrative	9,282	10,684	12,162
Amortization of intangible assets	444	463	1,353
Restructuring and severance charges	482	1,486	562
Legal settlement	—	(184)	877
(Gain) loss on sale of property and equipment	(8)	16	(1,481)
Impairment of goodwill	7,881	—	—

Total operating expenses	24,978	20,400	21,641

Operating loss	(16,273)	(3,771)	(8,207)
Other income (expense):
Other expense	(95)	(600)	—
Interest income	209	248	494
Interest expense	(132)	(192)	(253)
Foreign currency translation gain, net	9,866	6,496	2,732

Total other income	9,848	5,952	2,973

Income (loss) before income taxes	(6,425)	2,181	(5,234)
Income tax provision (benefit)	36	(12)	(47)

Net income (loss)	$(6,461)	$2,193	$(5,187)

Net income (loss) per share:
Basic	$(0.06)	$0.02	$(0.06)
Diluted	$(0.06)	$0.02	$(0.06)
Shares used in computing net income (loss) per share:
Basic	100,339	100,080	90,963
Diluted	100,339	100,728	90,963

Stock-based compensation included in the following:
Cost of revenues	$284	$395	$708
Research and development	222	250	643
Selling, general and administrative	518	572	1,332

Total	$1,024	$1,217	$2,683

- Page 9 -

BOOKHAM, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 27, 2008	September 27, 2008	December 29, 2007
Reconciliation of GAAP net income (loss) to non-GAAP net income (loss) and adjusted EBITDA:
GAAP net income (loss)	$(6,461)	$2,193	$(5,187)
Stock-based compensation	1,024	1,217	2,683
Restructuring and severance charges	482	1,486	562
Certain legal actions, settlements and related costs	—	(184)	877
Income tax provision (benefit)	36	(12)	(47)
Impairment of goodwill	7,881	—	—

Non-GAAP net income (loss) (2)	2,962	4,700	(1,112)

Depreciation expense	2,831	2,982	3,034
Amortization expense	444	463	1,353
Impairment of short-term investments	106	600	—
Interest income, net	(77)	(56)	(241)
Foreign currency translation gain, net	(9,866)	(6,496)	(2,732)

Adjusted EBITDA (2)	$(3,600)	$2,193	$302

Non-GAAP net income (loss) per share:
Basic	$0.03	$0.05	$(0.01)
Diluted	$0.03	$0.05	$(0.01)
Shares used in computing Non-GAAP net income (loss) per share:
Basic	100,339	100,080	90,963
Diluted	100,339	100,728	90,963

Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$8,705	$16,629	$13,434
Stock-based compensation included in cost of revenues	284	395	708
One-time costs of transferring photonics operations	377	500	—

Non-GAAP gross profit (2)	$9,366	$17,524	$14,142

GAAP gross margin rate (1)	17.3%	25.0%	22.8%
Non-GAAP gross margin rate (1) (2)	18.7%	26.3%	24.0%

Reconciliation of GAAP operating loss to non-GAAP operating loss:
GAAP operating loss	$(16,273)	$(3,771)	$(8,207)
Stock-based compensation	1,024	1,217	2,683
Restructuring and severance charges	482	1,486	562
Certain legal actions, settlements and related costs	—	(184)	877
Amortization expense	444	463	1,353
Impairment of goodwill	7,881	—	—

Non-GAAP operating loss (2)	$(6,442)	$(789)	$(2,732)

(1)	Gross margin rate is gross profit reflected as a percentage of revenues.

(2)	For the three months ended December 27, 2008, non-GAAP net loss, adjusted EBITDA, non-GAAP gross profit, non-GAAP gross margin rate and non-GAAP operating loss include the impact of deferring $5.4 million in revenue related to a major customer filing for bankruptcy on January 14, 2009.

- Page 10 -